EXHIBIT 99.1

Epiq Systems Announces 2011 Second Quarter Results Led by E-Discovery Operating Revenue Growth of 96%

KANSAS CITY, Kan., July 28, 2011 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the second quarter 2011 with operating revenue (total revenue before operating revenue from reimbursed direct costs) of $68.7 million, up 23% compared to $56.0 million for the same period last year. June 30, 2011 year-to-date operating revenue was $122.9 million, up 17% compared to $105.2 million for the prior year. Operating revenue in the second quarter reflects a new all-time high of $38.7 million for the E-discovery segment, an increase of 96% over the prior year. The E-discovery business now represents the largest segment of the company in terms of both operating revenue and non-GAAP adjusted EBITDA.

Net income for the second quarter of 2011 was $2.8 million compared to $3.9 million for the year ago quarter. June 30, 2011 year-to-date net income was $5.9 million compared to $6.3 million for the prior year. Net income per share for the second quarter of 2011 was $0.08 per share compared to $0.10 per share for the year ago quarter. June 30, 2011 year-to-date net income per share was $0.16 compared to $0.16 per share for the prior year. 2011 second quarter and year-to-date net incomes reflect $0.7 million and $1.1 million, respectively, in acquisition-related expenses.

Non-GAAP net income for the second quarter of 2011 was $7.9 million compared to $7.2 million for the year ago quarter.  June 30, 2011 year-to-date non-GAAP net income was $14.8 million compared to $13.4 million for the prior year. Non-GAAP net income per share for the second quarter of 2011 was $0.22 per share, up 22% compared to $0.18 per share for the year ago quarter. June 30, 2011 year-to-date non-GAAP net income per share was $0.41, up 21% compared to $0.34 per share for the prior year.

Second quarter 2011 non-GAAP adjusted EBITDA was $20.6 million, up 19% compared to $17.2 million for the year ago quarter. June 30, 2011 year-to-date non-GAAP adjusted EBITDA was $38.0 million, up 15% compared to $33.2 million for the prior year.

June 30, 2011 year-to-date net cash provided by operations was $9.4 million compared to $16.3 million for the prior year, primarily due to an increase in trade accounts receivable related to the acquisition of Encore Discovery Solutions, which was completed on April 4, 2011.  Condensed consolidated statements of income, balance sheets and cash flow statements are attached.

Operating revenue for the E-discovery segment for the second quarter of 2011 was $38.7 million, up 96% compared to $19.8 million for the year ago quarter.  With the acquisition of Encore Discovery Solutions coupled with strong organic growth, the second quarter represents the highest quarterly result in the history of the company's E-discovery business. June 30, 2011 year-to-date operating revenue was $59.7 million, up 63% compared to $36.6 million in the prior year.  Operating revenue growth excluding the impact of the Encore acquisition for the second quarter was 22% compared to the year ago quarter and 24% for June 30, 2011 year-to-date compared to the prior year.  Second quarter 2011 non-GAAP adjusted EBITDA was $16.3 million, up 88% compared to $8.7 million for the year ago quarter. June 30, 2011 year-to-date non-GAAP adjusted EBITDA was $26.1 million, up 67% compared to $15.6 million in the prior year. Non-GAAP adjusted EBITDA growth excluding the impact of the Encore acquisition for the second quarter was 19% compared to the year ago quarter and 29% for June 30, 2011 year-to-date compared to the prior year. The E-discovery business now represents the largest segment for the company and is well situated with technology and service leadership and a top position internationally to continue driving growth.

Operating revenue for the Bankruptcy segment for the second quarter of 2011 was $21.5 million compared to $24.4 million for the year ago quarter. June 30, 2011 year-to-date operating revenue was $44.3 million compared to $49.0 million in the prior year. Non-GAAP adjusted EBITDA was $11.4 million for the second quarter of 2011, compared to $13.2 million for the year ago quarter. June 30, 2011 year-to-date non-GAAP adjusted EBITDA was $23.9 million compared to $26.9 million in the prior year. While Bankruptcy results reflect the impact of low Chapter 11 bankruptcy filings in 2010 and the first half of 2011, Epiq continues to be a market leader in each chapter served by its Bankruptcy franchise and continues to maintain high aggregate Chapter 7 deposit balances.

Operating revenue for the Settlement Administration segment for the second quarter of 2011 was $8.4 million compared to $11.8 million in the year ago quarter.  June 30, 2011 year-to-date operating revenue was $18.9 million compared to $19.6 million in the prior year. Non-GAAP adjusted EBITDA was $0.9 million for the second quarter of 2011 compared to $2.8 million for the year ago quarter.  June 30, 2011 year-to-date non-GAAP adjusted EBITDA was $2.2 million, compared to $3.7 million in the prior year. The company estimates that the segment's results for the second half of the year will be higher than those for the first half and will position the segment to be on target with its objectives for the year.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems stated, "We are very pleased to have achieved our financial objectives for the second quarter, highlighted by a new record for E-discovery revenue and profit. While the second quarter is the first reporting period to reflect contributions from the Encore acquisition, it is equally important to point out the strength of Epiq's organic growth across the heritage E-discovery business. We enter the summer with significant momentum and integration of the acquired Encore business is proceeding on schedule. The E-discovery business represented 57% of both operating revenue and non-GAAP adjusted EBITDA in the second quarter as it transitioned to become the largest operating segment of the company."

Key events:

  Epiq acquired Encore Discovery Solutions on April 4, 2011, for $100 million cash. Based in Phoenix, Arizona, Encore Discovery Solutions provides market-proven products and services for electronic evidence processing, document review platforms, and professional services for project management, data collection and forensic consulting.

  On April 25, 2011, Epiq's senior credit facility was amended and extended through December 31, 2015, increasing the amount of funds available under the credit facility from $140.0 million to $325.0 million with an accordion feature to increase to $375.0 million to facilitate future business expansion.

  On May 19, 2011, Epiq paid a cash dividend of 3.5 cents per share of outstanding common stock. On June 7, 2011, the Board of Directors declared a cash dividend of 3.5 cents per share of outstanding common stock which will be paid on August 18, 2011 to stockholders of record at the close of business on July 28, 2011.

  As reported by the Administrative Office of the U.S. Courts, bankruptcy filings totaled 1,571,183 for the 12 month period ended March 31, 2011, up 3% versus the same period ended March 31, 2010. Chapter 11 bankruptcy filings fell 14% for the 12 month period ended March 31, 2011 versus the same period in 2010, while Chapter 7 filings rose 2% and Chapter 13 filings increased 5%.

Conference Call

The company will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, please call (877) 303-6311 before 3:30 p.m. central time. An archive of the internet broadcast will be available on the company's website until the next earnings update. A recording of the call will also be available through August 28, 2011 beginning approximately two hours after the call ends. To access the recording, please call (800) 642-1687 and enter conference ID number 80070535.

Company Description

Epiq Systems is a leading provider of managed technology for the global legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement of funds. Our clients include leading law firms, corporate legal departments, bankruptcy trustees, government agencies, mortgage processors, financial institutions, and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise.

The Epiq Systems, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5250

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition-related expense, capitalized loan fee amortization, litigation expense/settlement, non-cash embedded option charges, and the effect of tax adjustments that are outside of the company's anticipated effective tax rate, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition-related expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes).  Income taxes represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses a statutory tax rate of 40% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its stockholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period-to-period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate.   Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) significant changes in the competitive environment, (6) risks associated with handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us, and (16) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

REVENUE:
Case management services	$ 58,320	$ 39,137	$ 100,203	$ 74,048
Case management bundled products and services	4,444	4,779	8,859	9,586
Document management services	5,927	12,123	13,842	21,516
Operating revenue before reimbursed direct costs	68,691	56,039	122,904	105,150
Operating revenue from reimbursed direct costs	5,263	9,894	10,672	16,154
Total Revenue	73,954	65,933	133,576	121,304

OPERATING EXPENSE:
Direct cost of services (exclusive of depreciation and amortization shown separately below)	22,072	16,448	40,638	31,752
Direct cost of bundled products and services (exclusive of depreciation and amortization shown separately below)	782	928	1,613	1,838
Reimbursed direct costs	5,152	9,629	10,489	15,833
General and administrative	27,078	23,900	46,368	44,113
Depreciation and software and leasehold amortization	5,806	5,246	11,013	10,447
Amortization of identifiable intangible assets	6,195	1,696	9,961	3,516
Other operating expense	652	25	1,135	69
Total Operating Expense	67,737	57,872	121,217	107,568

INCOME FROM OPERATIONS	6,217	8,061	12,359	13,736

INTEREST EXPENSE (INCOME):
Interest expense	1,757	328	2,567	724
Interest income	(11)	(13)	(16)	(22)
Net Interest Expense	1,746	315	2,551	702

INCOME BEFORE INCOME TAXES	4,471	7,746	9,808	13,034

PROVISION FOR INCOME TAXES	1,698	3,831	3,953	6,784

NET INCOME	$ 2,773	$ 3,915	$ 5,855	$ 6,250

NET INCOME PER SHARE INFORMATION:
Net income per share – Diluted	$0.08	$0.10	$0.16	$0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	36,510	41,105	36,507	41,339

Cash dividends declared per common share	$0.035	$0.035	$0.105	$0.035

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
ASSETS:
Cash and cash equivalents	$4,802	$5,439
Trade accounts receivable, net	83,707	59,940
Property and equipment, net	41,114	41,258
Goodwill	365,426	294,789
Other intangibles, net	66,327	43,580
Other	44,380	33,212

TOTAL ASSETS	$605,756	$478,218

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$11,621	$13,227
Indebtedness	199,327	89,805
Other liabilities	68,453	46,663
STOCKHOLDERS' EQUITY	326,355	328,523

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$605,756	$478,218

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,855	$6,250
Non-cash adjustments to net income:
Depreciation and amortization	20,974	13,963
Other, net	4,963	133
Changes in operating assets and liabilities, net	(22,373)	(4,070)
Net cash provided by operating activities	9,419	16,276

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, software and other	(10,530)	(9,838)
Cash paid for business acquisition, net of cash required	(99,232)	--
Net cash used in investing activities	(109,762)	(9,838)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	111,870	(25,747)
Repurchase of common stock	(10,858)	--
Cash dividends paid	(2,479)	--
Other	589	(731)
Net cash provided by (used in) financing activities	99,122	(26,478)

Effect of exchange rate changes on cash	584	16

NET DECREASE IN CASH AND CASH EQUIVALENTS	($637)	($20,024)

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

NET INCOME	$2,773	$3,915	$5,855	$6,250
Plus:
Depreciation and amortization	12,001	6,942	20,974	13,963
Share-based compensation	1,680	2,191	3,517	3,827
Acquisition-related expense	652	25	1,135	69
Expenses related to financing, net	1,746	315	2,551	702
Litigation expense/settlement	--	(1)	--	1,574
Provision for income taxes	1,698	3,831	3,953	6,784
	17,777	13,303	32,130	26,919
NON-GAAP ADJUSTED EBITDA	$20,550	$17,218	$37,985	$33,169

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME
TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
NET INCOME	$2,773	$3,915	$5,855	$6,250
Plus (net of tax(1)) :
Amortization of acquisition intangibles	3,717	1,018	5,977	2,119
Share-based compensation	999	1,698	2,079	2,827
Acquisition-related expense	391	15	681	42
Loan fee amortization	107	59	180	111
Litigation expense/settlement	--	(1)	--	952
Non-cash embedded option charges	--	(201)	--	(445)
Effective tax rate adjustment (2)	(90)	733	30	1,571
	5,124	3,321	8,947	7,177
NON-GAAP NET INCOME	$7,897	$7,236	$14,802	$13,427
NON-GAAP NET INCOME PER SHARE - DILUTED	$0.22	$0.18	$0.41	$0.34

(1) Individual adjustments are calculated using a tax rate of 40% except for the non-qualified portion of share-based compensation.
(2) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a statutory tax rate of 40%.

EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME PER SHARE AND
DILUTED NON-GAAP NET INCOME PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

NET INCOME	$2,773	$3,915	$5,855	$6,250
Interest expense adjustment for convertible debt	--	239	--	537
Amounts re-allocated to nonvested shares	--	(15)	--	(21)
NET INCOME ADJUSTED FOR DILUTED CALCULATION	$2,773	$4,139	$5,855	$6,766

NON-GAAP NET INCOME	$7,897	$7,236	$14,802	$13,427
Interest expense adjustment for convertible debt	--	239	--	537
Amounts re-allocated to nonvested shares	--	(15)	--	(21)
NON- GAAP NET INCOME ADJUSTED FOR DILUTED CALCULATION	$7,897	$7,460	$14,802	$13,943

BASIC WEIGHTED AVERAGE SHARES	35,069	36,688	35,081	36,438
Adjustment to reflect share-based awards	1,441	1,015	1,426	1,059
Adjustment to reflect convertible debt shares	--	3,402	--	3,842
DILUTED WEIGHTED AVERAGE SHARES	36,510	41,105	36,507	41,339

NET INCOME PER SHARE – DILUTED	$0.08	$0.10	$0.16	$0.16

NON-GAAP NET INCOME PER SHARE - DILUTED	$0.22	$0.18	$0.41	$0.34
CONTACT: Lew P. Schroeber
         Investor Relations
         telephone: 913-621-9500
         email:  ir@epiqsystems.com
         www.epiqsystems.com